Exhibit (g)(5)

FIFTH AMENDMENT TO THE

ETF CUSTODY AGREEMENT

THIS FIFTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the ETF Custody Agreement dated as of November 8, 2023, as amended (the “Agreement”), is entered into by and between THEMES ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following funds:

●	Leverage Shares 2X Long CRM Daily ETF
●	Leverage Shares 2X Long PYPL Daily ETF
●	Leverage Shares 2X Long XYZ Daily ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

THEMES ETF TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jose Gonzalez	By:	/s/ Greg Farley

Name:	Jose Gonzalez	Name:	Greg Farley

Title:	President	Title:	Sr. Vice President

Date:	3/21/2025	Date:	3/24/2025

Exhibit A to the Custody Agreement

Name of Series:

Themes US R&D Champions ETF

Themes Cloud Computing ETF

Themes Cybersecurity ETF

Themes Gold Miners ETF

Themes Future of Farming ETF

Themes Airlines ETF

Themes European Luxury ETF

Themes Natural Monopoly ETF

Themes US Cash Flow Champions ETF

Themes US Small Cap Cash Flow Champions ETF

Themes Generative Artificial Intelligence ETF

Themes Global Systemically Important Banks ETF

Themes Junior Gold Miners ETF

Themes Silver Miners ETF

Themes Robotics & Automation ETF

Themes Alcoholic Beverage ETF

Themes Copper Miners ETF

Themes Lithium & Battery Metal Miners ETF

Themes Transatlantic Defense ETF

Themes Uranium & Nuclear ETF

Themes US BuyBack Champions ETF

Themes US Capital Stability Champions ETF

Themes Infrastructure ETF

Themes US Pricing Power Champions ETF

Themes Waste & Recycling ETF

Leverage Shares 2X Long NVDA Daily ETF

Leverage Shares 2X Long AAPL Daily ETF

Leverage Shares 2X Long COIN Daily ETF

Leverage Shares 2X Long TSM Daily ETF

Leverage Shares 2X Long ARM Daily ETF

Leverage Shares 2X Short NVDA Daily ETF

Leverage Shares 2X Long MSFT Daily ETF

Leverage Shares 2X Long TSLA Daily ETF

Leverage Shares 2X Long ASML Daily ETF

Leverage Shares 2X Short TSLA Daily ETF

Leverage Shares 2X Long META Daily ETF

Leverage Shares 2X Long BA Daily ETF

Leverage Shares 2X Long AMD Daily ETF

Leverage Shares 2X Long ADBE Daily ETF

Leverage Shares 2X Long HOOD Daily ETF

Leverage Shares 2X Long PANW Daily ETF

Leverage Shares 2X Long CRM Daily ETF

Leverage Shares 2X Long PYPL Daily ETF

Leverage Shares 2X Long XYZ Daily ETF